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                                                                   EXHIBIT 23.1

                                                          [ARTHUR ANDERSEN LOGO]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated January 14, 2000 (except with respect to the matters discussed in the second paragraph of Note 8 and Note 13, as to which the dates are February 17, 2000 and March 12, 2000, respectively) including Registration Statement File No. 000-28030. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our report.

                                                 /s/ ARTHUR ANDERSEN LLP

Dallas, Texas
May 12, 2000